Exhibit 99.1

West Corporation Reports Fourth Quarter and Full Year 2015 Results and Provides 2016 Guidance

Company Declares Quarterly Dividend, Expands Segment Reporting

OMAHA, NE, February 1, 2016 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its fourth quarter and full year 2015 results.

Key Quarterly Highlights:

Unaudited, in millions except per share amounts	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2015	2014	% Change	2015	2014	% Change
Revenue	$568.4	$562.9	1.0%	$2,280.3	$2,218.6	2.8%
Adjusted EBITDA from Continuing Operations[1]	165.1	173.4	-4.8%	676.1	668.3	1.2%
EBITDA from Continuing Operations[1]	158.0	167.0	-5.4%	649.3	649.2	0.0%
Adjusted Operating Income[1]	131.0	141.2	-7.2%	551.8	541.5	1.9%
Operating Income	105.0	116.7	-10.1%	456.5	461.4	-1.1%
Adjusted Income from Continuing Operations[1]	63.7	68.1	-6.5%	265.9	247.2	7.5%
Income from Continuing Operations	42.3	34.9	21.4%	190.9	134.6	41.8%
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	0.75	0.79	-5.1%	3.11	2.89	7.6%
Earnings per Share from Continuing Operations - Diluted	0.50	0.41	22.0%	2.24	1.57	42.7%
Free Cash Flow from Continuing Operating Activities[1,2]	86.9	75.5	15.2%	274.0	279.2	-1.9%
Cash Flows from Continuing Operating Activities	127.5	106.9	19.3%	410.8	409.5	0.3%
Cash Flows used in Continuing Investing Activities	(118.7)	(38.4)	208.7%	(232.4)	(524.4)	-55.7%
Cash Flows used in Continuing Financing Activities	(23.5)	(135.9)	-82.7%	(388.2)	(25.0)	NM

“2015 was an important year for West Corporation. We had strong cash flow generation and continued refining our portfolio of services. We divested several agent-based services businesses, made three acquisitions, refinanced our term loan, paid down debt and repurchased two million shares of stock. We believe these actions will enhance the growth of the Company going forward,” said Tom Barker, chairman and chief executive officer.

“The adjusted organic growth5 in our core business was 4.1 percent in the fourth quarter of 2015 and 3.3 percent for the year. With the expected growth in our non-conferencing businesses, we believe we will finish 2016 in a stronger growth position. As we move through the year, we will continue to focus on capital generation and deployment. In addition, in an effort to provide investors with enhanced visibility into how our underlying businesses are performing, we will now report results in four segments,” Mr. Barker continued.

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable on March 3, 2016, to shareholders of record as of the close of business on February 22, 2016.

Operating Results Reflect Previous Divestiture

As previously disclosed, on March 3, 2015, the Company completed the sale of several of its agent-based services businesses. The operating results for the businesses that were sold have been reflected as discontinued operations in the Company’s consolidated financial statements for all periods presented. Unless otherwise noted, the Company has presented herein its operating results from continuing operations, which excludes discontinued operations.

Change in Segment Reporting

During the fourth quarter of 2015, we implemented a revised organizational structure under which our reportable segments are as follows:

•	Unified Communications, including conferencing and collaboration services, unified communications services and telecom services;

•	Safety Services, including 9-1-1 network services, 9-1-1 telephony systems and services, 9-1-1 solutions for enterprise VoIP and UC and database management;

•	Interactive Services, including proactive notifications and mobility, IVR self-service, cloud contact center and professional services; and

•	Specialized Agent Services, including healthcare advocacy services, revenue generation and cost management services.

Consolidated Operating Results

For the fourth quarter of 2015, revenue was $568.4 million compared to $562.9 million for the same quarter of the previous year, an increase of 1.0 percent. Revenue from acquired entities3

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue growth attributable to acquired entities for the fourth quarter of 2015 includes SchoolReach, SharpSchool, Magnetic North and ClientTell. Revenue growth attributable to acquired entities for the full year 2015 includes SchoolMessenger, Health Advocate, 911 Enable, SchoolReach, SharpSchool, Magnetic North and ClientTell.
[4]	Based on loan covenants. Covenant loan ratio is debt net of cash and excludes accounts receivable securitization debt.
[5]	Adjusted organic growth is provided on the Selected Financial Data tables and excludes revenue from acquired entities, revenue from previously disclosed lost clients and the estimated impact of foreign currency exchange rates.
NM:	Not Meaningful

was $5.2 million during the fourth quarter of 2015, contributing 0.9 percent to the Company’s revenue growth. The Company’s revenue growth rate was negatively impacted by $22.7 million, or 4.0 percent, from the impact of foreign currency exchange rate fluctuations and two previously disclosed client losses. Adjusted organic growth5 for the fourth quarter was 4.1 percent.

For the year ended December 31, 2015, revenue was $2,280.3 million compared to $2,218.6 million for 2014, an increase of 2.8 percent. Revenue from acquired entities3 was $71.9 million during 2015, contributing 3.2 percent to the Company’s revenue growth. The Company’s revenue growth rate was partially offset by $84.0 million, or 3.8 percent, from the impact of foreign currency exchange rate fluctuations and two previously disclosed client losses. Adjusted organic growth5 for 2015 was 3.3 percent. Details of the Company’s revenue growth are presented in the selected financial data table below.

The Unified Communications segment had revenue of $357.8 million in the fourth quarter of 2015, a 0.9 percent decrease compared to the same quarter of 2014. This decrease was partially due to $16.0 million from the two previously disclosed lost telecom services and conferencing clients and was offset by $1.4 million in revenue from Magnetic North, which was acquired on October 31, 2015.

The Safety Services segment had revenue of $72.9 million in the fourth quarter of 2015, a decrease of 1.9 percent from the fourth quarter of 2014.

The Interactive Services segment had revenue of $71.3 million in the fourth quarter of 2015, 13.5 percent higher than the same quarter last year. This increase included $3.8 million from the acquisitions of SchoolReach, SharpSchool and ClientTell.

The Specialized Agent Services segment had revenue of $73.1 million in the fourth quarter of 2015, an increase of 7.3 percent compared to the same quarter of 2014.

Adjusted EBITDA1 for the fourth quarter of 2015 was $165.1 million compared to $173.4 million for the fourth quarter of 2014, a decrease of 4.8 percent. EBITDA1 was $158.0 million in the fourth quarter of 2015 compared to $167.0 million in the fourth quarter of 2014. Adjusted EBITDA for 2015 was $676.1 million, or 29.7 percent of revenue, compared to $668.3 million, or 30.1 percent of revenue, in 2014. EBITDA was $649.3 million in 2015 compared to $649.2 million in 2014.

Adjusted operating income1 for the fourth quarter of 2015 was $131.0 million, or 23.0 percent of revenue, compared to $141.2 million, or 25.1 percent of revenue, in the same quarter of 2014, a decrease of 7.2 percent. Operating income was $105.0 million in the fourth quarter of 2015 compared to $116.7 million in the fourth quarter of 2014. For the full year 2015, adjusted operating income was $551.8 million compared to $541.5 million in 2014. Operating income for 2015 was $456.5 million compared to 2014 operating income of $461.4 million.

Adjusted income from continuing operations1 was $63.7 million in the fourth quarter of 2015, a decrease of 6.5 percent from the same quarter of 2014. Income from continuing operations increased 21.4 percent to $42.3 million in the fourth quarter of 2015 compared to $34.9 million in the same quarter of 2014. In 2015, adjusted income from continuing operations was $265.9 million, an increase of 7.5 percent compared to 2014. Income from continuing operations in 2015 was $190.9 million compared to $134.6 million in 2014, an increase of 41.8 percent. The growth in 2015 net income was primarily due to decreased interest expense as a result of the Company’s debt repayment in 2015 and refinancing activities in 2014.

Balance Sheet, Cash Flow and Liquidity

At December 31, 2015, West Corporation had cash and cash equivalents totaling $182.3 million and working capital of $243.1 million. Interest expense was $38.4 million during the three months ended December 31, 2015 compared to $42.9 million during the comparable period the prior year. Interest expense was $154.3 million in 2015 compared to $188.1 million in 2014.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.68x at December 31, 2015.

Cash flows from operations were $410.8 million for the twelve months ended December 31, 2015 compared to $409.5 million in 2014. Free cash flow1,2 decreased 1.9 percent to $274.0 million in 2015 compared to $279.2 million in 2014.

During the fourth quarter of 2015, the Company closed on a new $250 million term loan due 2021. The loan will bear interest at a rate of LIBOR + 3.50% with a 0.75% LIBOR floor. Proceeds of the new term loan, together with cash on hand, were used to retire in full the $250 million remaining outstanding on the term loan due July 2016.

“We ended 2015 in a strong financial position, with more than $180 million of cash on our balance sheet and no funded debt maturities until mid-2018. During the year we generated more than $400 million of cash from operations and reduced our debt by nearly $260 million while lowering our interest expense by nearly $34 million,” said Jan Madsen, chief financial officer.

During the fourth quarter of 2015, the Company invested $40.6 million, or 7.1 percent of revenue, in capital expenditures, primarily for software and computer equipment. For the full year 2015, the Company invested $136.8 million, or 6.0 percent of revenue, in capital expenditures.

2016 Guidance

For 2016, the Company expects the results presented in the table below. This guidance assumes no acquisitions or changes in the current operating environment, capital structure or exchange rates. The two most significant exchange rates used for 2016 guidance are the British Pound Sterling at 1.43 and the Euro at 1.05. These foreign currency exchange rates, reflected in the guidance below, would negatively impact 2016 revenue by approximately $24 million and 2016 adjusted diluted earnings per share by $0.05 as compared to 2015 actual rates.

In millions except per share and leverage ratio
	2015 Actual	2016 Guidance
Revenue	$2,280.3	$2,276 - $2,346
Adjusted EBITDA from Continuing Operations[1]	$676.1	$653 - $679
EBITDA from Continuing Operations[1]	$649.3	$627 - $653
Adjusted Operating Income[1]	$551.8	$524 - $551
Operating Income	$456.5	$433 - $458
Adjusted Income from Continuing Operations[1]	$265.9	$249 - $264
Income from Continuing Operations	$190.9	$177 - $191
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	$3.11	$2.93 - $3.09
Earnings per Share from Continuing Operations - Diluted	$2.24	$2.08 - $2.24
Cash Flows from Continuing Operating Activities	$410.8	$390 - $420
Capital Expenditures	$136.8	$135 - $160
Free Cash Flow from Continuing Operating Activities[1,2]	$274.0	$235 - $265
Net Debt to pro forma Adjusted EBITDA ratio	4.68x	4.48x - 4.68x
Full year average diluted share count	85.4	84.8 - 85.2

“We expect the Company to generate significant free cash flow again this year. We plan to use this cash, along with the $180 million in cash on our balance sheet, to make West Corporation more valuable with acquisitions, debt reduction, dividends and buybacks, while continuing to invest in the core business. We currently expect to use $75 million for dividends, $100-$150 million to pay down debt and an equal amount for acquisitions and stock buybacks in 2016. We expect to end the year with an improving growth profile, a more diverse stream of revenue and less debt,” said Tom Barker.

“The previously disclosed lost telecom services client is expected to negatively impact 2016 revenue by approximately $45 million, primarily in the first half of the year,” continued Mr. Barker.

Share Repurchase Program

The Company’s Board of Directors has approved a share repurchase program under which the Company may repurchase up to an aggregate of $75 million of its outstanding common stock. Purchases under the program may be made from time to time through open market purchases, block transactions or privately negotiated transactions. The Company expects to fund the program using its cash on hand and cash generated from operations. The program may be suspended or discontinued at any time without prior notice.

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, February 2, 2016 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq: WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communications services, safety services, interactive services such as automated notifications, telecom services and specialty agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. The statements contained in the 2016 guidance and other statements concerning the Company’s prospects and potential uses of cash are forward-looking statements. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; West’s ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Three Months Ended December 31,
	2015 Actual	2014 Actual	% Change	2015 Adjusted (1)
Revenue	$568,430	$562,938	1.0%	$568,430
Cost of services	239,389	234,419	2.1%	239,389
Selling, general and administrative expenses	224,071	211,809	5.8%	198,043

Operating income	104,970	116,710	-10.1%	130,998
Interest expense, net	38,411	42,911	-10.5%	33,787
Debt call premium and accelerated amortization of deferred financing costs	2,304	21,574	-89.3%	—
Other expense (income), net	(1,178)	(1,493)	NM	(1,178)

Income from continuing operations before tax	65,433	53,718	21.8%	98,389
Income tax expense attributed to continuing operations	23,093	18,834	22.6%	34,723

Income from continuing operations	42,340	34,884	21.4%	63,666
Income from discontinued operations, net of income taxes	19,935	13,374	49.1%	19,935

Net income	$62,275	$48,258	29.0%	$83,601

Weighted average shares outstanding:
Basic	83,243	84,178		83,243
Diluted	84,809	86,033		84,809

Earnings per share - Basic:
Continuing operations	$0.51	$0.41	24.4%	$0.76
Discontinued operations	0.24	0.16	50.0%	0.24

Total Earnings Per Share - Basic	$0.75	$0.57	31.6%	$1.00

Earnings per share - Diluted:
Continuing operations	$0.50	$0.41	22.0%	$0.75
Discontinued operations	0.24	0.15	60.0%	0.24

Total Earnings Per Share - Diluted	$0.74	$0.56	32.1%	$0.99

SELECTED FINANCIAL DATA:

Changes in Revenue - 4Q15 compared to 4Q14:		Contribution to Rev. Growth
Revenue for the three months ended Dec. 31, 2014	$562,938
Revenue from acquired entities[3]	5,163	0.9%
Revenue from previously disclosed lost conferencing client	(2,400)	-0.4%
Revenue from previously disclosed lost telecom services client	(13,600)	-2.4%
Estimated impact of foreign currency exchange rates	(6,680)	-1.2%
Adjusted organic growth, net	23,009	4.1%

Revenue for the three months ended Dec. 31, 2015	$568,430	1.0%

	Three Months Ended December 31,
SELECTED REPORTABLE SEGMENT DATA:	2015 Actual	2014 Actual	% Change
Revenue:
Unified Communications	$357,780	$361,001	-0.9%
Safety Services	72,863	74,264	-1.9%
Interactive Services	71,332	62,839	13.5%
Specialized Agent Services	73,143	68,146	7.3%
Intersegment eliminations	(6,688)	(3,312)	NM

Total	$568,430	$562,938	1.0%

Depreciation:
Unified Communications	$17,713	$18,338	-3.4%
Safety Services	5,027	5,202	-3.4%
Interactive Services	3,978	3,303	20.4%
Specialized Agent Services	2,566	1,343	91.1%

Total	$29,284	$28,186	3.9%

Amortization:
Unified Communications - SG&A	$3,618	$3,968	-8.8%
Safety Services - SG&A	5,436	4,816	12.9%
Safety Services - COS	3,088	3,219	-4.1%
Interactive Services - SG&A	4,512	3,922	15.0%
Specialized Agent Services - SG&A	5,411	5,336	1.4%
Deferred financing costs	4,624	5,075	-8.9%
Accelerated deferred financing costs	2,304	3,853	-40.2%

Total	$28,993	$30,189	-4.0%

Share-based compensation:
Unified Communications	$3,399	$3,516	-3.3%
Safety Services	973	982	-0.9%
Interactive Services	611	606	0.8%
Specialized Agent Services	1,157	415	178.8%

Total	$6,140	$5,519	11.3%

Cost of services:
Unified Communications	$163,296	$163,629	-0.2%
Safety Services	27,441	26,790	2.4%
Interactive Services	15,926	13,097	21.6%
Specialized Agent Services	37,400	32,216	16.1%
Intersegment eliminations	(4,674)	(1,313)	NM

Total	$239,389	$234,419	2.1%

Selling, general and administrative expenses:
Unified Communications	$107,346	$108,951	-1.5%
Safety Services	39,986	38,005	5.2%
Interactive Services	48,968	40,292	21.5%
Specialized Agent Services	29,785	26,560	12.1%
Intersegment eliminations	(2,014)	(1,999)	0.8%

Total	$224,071	$211,809	5.8%

Operating income:
Unified Communications	$87,138	$88,421	-1.5%
Safety Services	5,436	9,469	-42.6%
Interactive Services	6,438	9,450	-31.9%
Specialized Agent Services	5,958	9,370	-36.4%

Total	$104,970	$116,710	-10.1%

Operating margin:
Unified Communications	24.4%	24.5%
Safety Services	7.5%	12.8%
Interactive Services	9.0%	15.0%
Specialized Agent Services	8.1%	13.7%

Total	18.5%	20.7%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Year Ended December 31,
	2015 Actual	2014 Actual	% Change	2015 Adjusted (1)
Revenue	$2,280,259	$2,218,594	2.8%	$2,280,259
Cost of services	970,693	943,331	2.9%	970,693
Selling, general and administrative expenses	853,116	813,856	4.8%	757,804

Operating income	456,450	461,407	-1.1%	551,762
Interest expense, net	154,068	187,834	-18.0%	134,427
Debt call premium and accelerated amortization of deferred financing costs	2,304	73,309	NM	—
Other expense (income), net	1,405	(7,026)	NM	1,405

Income from continuing operations before tax	298,673	207,290	44.1%	415,930
Income tax expense attributed to continuing operations	107,757	72,679	48.3%	150,063

Income from continuing operations	190,916	134,611	41.8%	265,867
Income from discontinued operations, net of income taxes	50,924	23,794	114.0%	52,942

Net income	$241,840	$158,405	52.7%	$318,809

Weighted average shares outstanding:
Basic	83,420	84,007		83,420
Diluted	85,394	85,507		85,394

Earnings per share - Basic:
Continuing operations	$2.29	$1.60	43.1%	$3.19
Discontinued operations	0.61	0.29	110.3%	0.62

Total Earnings Per Share - Basic	$2.90	$1.89	53.4%	$3.81

Earnings per share - Diluted:
Continuing operations	$2.24	$1.57	42.7%	$3.11
Discontinued operations	0.59	0.28	110.7%	0.62

Total Earnings Per Share - Diluted	$2.83	$1.85	53.0%	$3.73

SELECTED FINANCIAL DATA:

Changes in Revenue - 2015 compared to 2014:		Contribution to Rev. Growth
Revenue for the fiscal year 2014	$2,218,594
Revenue from acquired entities[3]	71,905	3.2%
Revenue from previously disclosed lost conferencing client	(28,600)	-1.3%
Revenue from previously disclosed lost telecom services client	(18,600)	-0.8%
Estimated impact of foreign currency exchange rates	(36,720)	-1.7%
Adjusted organic growth, net	73,680	3.3%

Revenue for the fiscal year 2015	$2,280,259	2.8%

	Year Ended December 31,
SELECTED REPORTABLE SEGMENT DATA:	2015 Actual	2014 Actual	% Change
Revenue:
Unified Communications	$1,467,711	$1,491,639	-1.6%
Safety Services	281,391	278,317	1.1%
Interactive Services	265,664	235,481	12.8%
Specialized Agent Services	276,983	224,621	23.3%
Intersegment eliminations	(11,490)	(11,464)	NM

Total	$2,280,259	$2,218,594	2.8%

Depreciation:
Unified Communications	$69,769	$71,677	-2.7%
Safety Services	18,847	19,217	-1.9%
Interactive Services	14,385	12,167	18.2%
Specialized Agent Services	8,213	4,242	93.6%

Total	$111,214	$107,303	3.6%

Amortization:
Unified Communications - SG&A	$13,414	$17,771	-24.5%
Safety Services - SG&A	19,055	16,682	14.2%
Safety Services - COS	12,592	12,216	3.1%
Interactive Services - SG&A	16,210	12,908	25.6%
Specialized Agent Services - SG&A	19,779	13,657	44.8%
Deferred financing costs	19,641	20,035	-2.0%
Accelerated deferred financing costs	2,304	11,601	-80.1%

Total	$102,995	$104,870	-1.8%

Share-based compensation:
Unified Communications	$13,119	$9,649	36.0%
Safety Services	3,697	3,002	23.2%
Interactive Services	2,328	1,822	27.8%
Specialized Agent Services	3,781	1,101	243.4%

Total	$22,925	$15,574	47.2%

Cost of services:
Unified Communications	$673,475	$685,593	-1.8%
Safety Services	108,742	103,752	4.8%
Interactive Services	59,125	49,118	20.4%
Specialized Agent Services	135,672	109,584	23.8%
Intersegment eliminations	(6,321)	(4,716)	NM

Total	$970,693	$943,331	2.9%

Selling, general and administrative expenses:
Unified Communications	$415,815	$441,912	-5.9%
Safety Services	150,064	144,092	4.1%
Interactive Services	181,384	151,132	20.0%
Specialized Agent Services	111,022	83,468	33.0%
Intersegment eliminations	(5,169)	(6,748)	-23.4%

Total	$853,116	$813,856	4.8%

Operating income:
Unified Communications	$378,421	$364,134	3.9%
Safety Services	22,585	30,473	-25.9%
Interactive Services	25,155	35,231	-28.6%
Specialized Agent Services	30,289	31,569	-4.1%

Total	$456,450	$461,407	-1.1%

Operating margin:
Unified Communications	25.8%	24.4%
Safety Services	8.0%	10.9%
Interactive Services	9.5%	15.0%
Specialized Agent Services	10.9%	14.1%

Total	20.0%	20.8%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2015	December 31, 2014	% Change
Assets:
Current assets:
Cash and cash equivalents	$182,338	$115,061	58.5%
Trust and restricted cash	19,829	18,573	6.8%
Accounts receivable, net	373,087	355,625	4.9%
Income taxes receivable	19,332	—	NM
Prepaid assets	43,093	45,242	-4.8%
Deferred expenses	65,781	65,317	0.7%
Other current assets	22,040	30,575	-27.9%
Assets held for sale	17,672	304,605	-94.2%

Total current assets	743,172	934,998	-20.5%
Property and Equipment:
Property and equipment	1,053,678	1,045,769	0.8%
Accumulated depreciation and amortization	(718,834)	(695,739)	3.3%

Net property and equipment	334,844	350,030	-4.3%
Goodwill	1,915,690	1,884,920	1.6%
Intangible assets	370,021	388,166	-4.7%
Other assets	248,552	259,961	-4.4%

Total assets	$3,612,279	$3,818,075	-5.4%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$92,935	$91,353	1.7%
Deferred revenue	161,828	144,413	12.1%
Accrued expenses	220,926	228,424	-3.3%
Current maturities of long-term debt	24,375	16,246	50.0%
Liabilities held for sale	—	84,788	NM

Total current liabilities	500,064	565,224	-11.5%
Long-term obligations	3,375,750	3,642,540	-7.3%
Deferred income taxes	102,530	96,632	6.1%
Other long-term liabilities	186,073	173,320	7.4%

Total liabilities	4,164,417	4,477,716	-7.0%

Stockholders’ Deficit:
Common stock	85	84	1.2%
Additional paid-in capital	2,193,193	2,155,864	1.7%
Retained deficit	(2,607,415)	(2,772,775)	-6.0%
Accumulated other comprehensive loss	(72,736)	(37,506)	93.9%
Treasury stock at cost	(65,265)	(5,308)	NM

Total stockholders’ deficit	(552,138)	(659,641)	-16.3%

Total liabilities and stockholders’ deficit	$3,612,279	$3,818,075	-5.4%

Supplemental Financial Information

The following is a summary of the unaudited quarterly results by reportable segment for the year ended December 31, 2015 and annual results for the previous three years.

	Year Ended Dec. 31, 2013	Year Ended Dec. 31, 2014	Three Months Ended				Year Ended Dec. 31, 2015
SELECTED SEGMENT DATA:			March 31, 2015	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015
Revenue:
Unified Communications	$1,475,016	$1,491,639	$369,458	$374,651	$365,822	$357,780	$1,467,711
Safety Services	259,120	278,317	68,578	66,138	73,812	72,863	281,391
Interactive Services	224,440	235,481	62,467	63,628	68,237	71,332	265,664
Specialized Agent Services	170,345	224,621	67,078	68,566	68,196	73,143	276,983
Intersegment eliminations	(7,949)	(11,464)	(2,091)	(1,092)	(1,619)	(6,688)	(11,490)

Total	$2,120,972	$2,218,594	$565,490	$571,891	$574,448	$568,430	$2,280,259

Cost of services:
Unified Communications	$672,407	$685,593	$168,315	$173,127	$168,737	$163,296	$673,475
Safety Services	94,464	103,752	26,505	26,678	28,118	27,441	108,742
Interactive Services	46,465	49,118	13,662	13,569	15,968	15,926	59,125
Specialized Agent Services	84,551	109,584	31,571	32,462	34,239	37,400	135,672
Intersegment eliminations	(3,259)	(4,716)	(352)	(570)	(725)	(4,674)	(6,321)

Total	$894,628	$943,331	$239,701	$245,266	$246,337	$239,389	$970,693

Selling, general and administrative expenses:
Unified Communications	$444,018	$441,912	$107,230	$103,324	$97,915	$107,346	$415,815
Safety Services	140,750	144,092	39,122	36,411	34,545	39,986	150,064
Interactive Services	134,421	151,132	43,405	43,552	45,459	48,968	181,384
Specialized Agent Services	60,551	83,468	27,078	27,427	26,732	29,785	111,022
Intersegment eliminations	(4,690)	(6,748)	(1,739)	(522)	(894)	(2,014)	(5,169)

Total	$775,050	$813,856	$215,096	$210,192	$203,757	$224,071	$853,116

Operating income:
Unified Communications	$358,590	$364,134	$93,913	$98,200	$99,170	$87,138	$378,421
Safety Services	23,907	30,473	2,951	3,049	11,149	5,436	22,585
Interactive Services	43,554	35,231	5,400	6,507	6,810	6,438	25,155
Specialized Agent Services	25,243	31,569	8,429	8,677	7,225	5,958	30,289

Total	$451,294	$461,407	$110,693	$116,433	$124,354	$104,970	$456,450

Operating margin:
Unified Communications	24.3%	24.4%	25.4%	26.2%	27.1%	24.4%	25.8%
Safety Services	9.2%	10.9%	4.3%	4.6%	15.1%	7.5%	8.0%
Interactive Services	19.4%	15.0%	8.6%	10.2%	10.0%	9.0%	9.5%
Specialized Agent Services	14.8%	14.1%	12.6%	12.7%	10.6%	8.1%	10.9%

Total	21.3%	20.8%	19.6%	20.4%	21.6%	18.5%	20.0%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended December 31,
	2015	2014	% Change
Operating income	$104,970	$116,710	-10.1%
Amortization of acquired intangible assets	18,977	18,040
Share-based compensation	6,140	5,519
Secondary equity offering expense	(186)	—
M&A and acquisition-related costs	1,097	909

Adjusted operating income	$130,998	$141,178	-7.2%

	Year Ended December 31,
	2015	2014	% Change
Operating income	$456,450	$461,407	-1.1%
Amortization of acquired intangible assets	68,458	61,018
Share-based compensation	22,925	15,574
Secondary equity offering expense	855	—
M&A and acquisition-related costs	3,074	3,467

Adjusted operating income	$551,762	$541,466	1.9%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Three Months Ended December 31,
	2015	2014	% Change
Income from continuing operations	$42,340	$34,884	21.4%

Amortization of acquired intangible assets	18,977	18,040
Amortization of deferred financing costs	4,624	5,075
Accelerated amortization of deferred financing costs	2,304	3,853
Share-based compensation	6,140	5,519
Debt call premiums	—	17,721
Secondary equity offering expense	(186)	—
M&A and acquisition-related costs	1,097	909

Pre-tax total	32,956	51,117
Income tax expense on adjustments	11,630	17,921

Adjusted income from continuing operations	$63,666	$68,080	-6.5%

Diluted shares outstanding	84,809	86,033
Adjusted EPS from continuing operations - diluted	$0.75	$0.79	-5.1%

DISCONTINUED OPERATIONS	Three Months Ended December 31,
	2015	2014	% Change
Income from discontinued operations	$19,935	$13,374	49.1%

Amortization of acquired intangible assets	—	6,191
Share-based compensation	—	30
M&A and acquisition-related costs	—	1,268

Pre-tax total	—	7,489
Income tax benefit on adjustments	—	(10,314)

Adjusted income from discontinued operations	$19,935	$31,177	-36.1%

Diluted shares outstanding	84,809	86,033
Adjusted EPS from discontinued operations - diluted	$0.24	$0.36	-33.3%

CONSOLIDATED	Three Months Ended December 31,
	2015	2014	% Change
Net income	$62,275	$48,258	29.0%

Amortization of acquired intangible assets	18,977	24,231
Amortization of deferred financing costs	4,624	5,075
Accelerated amortization of deferred financing costs	2,304	3,853
Share-based compensation	6,140	5,549
Debt call premiums	—	17,721
Secondary equity offering expense	(186)	—
M&A and acquisition-related costs	1,097	2,177

Pre-tax total	32,956	58,606
Income tax expense on adjustments	11,630	7,607

Adjusted net income	$83,601	$99,257	-15.8%

Diluted shares outstanding	84,809	86,033
Adjusted EPS - diluted	$0.98	$1.15	-14.8%

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Year Ended December 31,
	2015	2014	% Change
Income from continuing operations	$190,916	$134,611	41.8%

Amortization of acquired intangible assets	68,458	61,018
Amortization of deferred financing costs	19,641	20,035
Accelerated amortization of deferred financing costs	2,304	11,601
Share-based compensation	22,925	15,574
Debt call premiums	—	61,708
Secondary equity offering expense	855	—
M&A and acquisition-related costs	3,074	3,467

Pre-tax total	117,257	173,403
Income tax expense on adjustments	42,306	60,792

Adjusted income from continuing operations	$265,867	$247,222	7.5%

Diluted shares outstanding	85,394	85,507
Adjusted EPS from continuing operations - diluted	$3.11	$2.89	7.6%

DISCONTINUED OPERATIONS	Year Ended December 31,
	2015	2014	% Change
Income from discontinued operations	$50,924	$23,794	114.0%

Amortization of acquired intangible assets	41	7,700
Share-based compensation	1,576	154
M&A and acquisition-related costs	386	1,916

Pre-tax total	2,003	9,770
Income tax benefit on adjustments	(15)	(4,375)

Adjusted income from discontinued operations	$52,942	$37,939	39.5%

Diluted shares outstanding	85,394	85,507
Adjusted EPS from discontinued operations - diluted	$0.62	$0.44	40.9%

CONSOLIDATED	Year Ended December 31,
	2015	2014	% Change
Net income	$241,840	$158,405	52.7%

Amortization of acquired intangible assets	68,499	68,718
Amortization of deferred financing costs	19,641	20,035
Accelerated amortization of deferred financing costs	2,304	11,601
Share-based compensation	24,501	15,728
Debt call premiums	—	61,708
Secondary equity offering expense	855	—
M&A and acquisition-related costs	3,460	5,383

Pre-tax total	119,260	183,173
Income tax expense on adjustments	42,291	56,417

Adjusted net income	$318,809	$285,161	11.8%

Diluted shares outstanding	85,394	85,507
Adjusted EPS - diluted	$3.73	$3.33	12.0%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$127,547	$106,899	19.3%	$410,768	$409,491	0.3%
Cash capital expenditures	40,628	31,432	29.3%	136,810	130,318	5.0%

Free cash flow	$86,919	$75,467	15.2%	$273,958	$279,173	-1.9%

DISCONTINUED OPERATIONS	Three Months Ended December 31,			Year Ended December 31,
	2015	2014		2015	2014
Cash flows from operating activities	$15,419	$25,574		$7,222	$53,232
Cash capital expenditures	—	5,602		1,930	20,398

Free cash flow	$15,419	$19,972		$5,292	$32,834

CONSOLIDATED	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$142,966	$132,473	7.9%	$417,990	$462,723	-9.7%
Cash capital expenditures	40,628	37,034	9.7%	138,740	150,716	-7.9%

Free cash flow	$102,338	$95,439	7.2%	$279,250	$312,007	-10.5%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operating activities or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. The Company utilizes this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operating activities and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Cash flows from operating activities	$127,547	$106,899	$410,768	$409,491
Income tax expense	23,093	18,834	107,757	72,679
Deferred income tax benefit (expense)	(14,888)	(1,052)	(8,930)	26,632
Interest expense and other financing charges	41,236	63,825	158,356	261,404
Provision for share-based compensation	(6,140)	(5,519)	(22,925)	(15,574)
Amortization of deferred financing costs	(4,624)	(5,075)	(19,641)	(20,035)
Accelerated amortization of deferred financing costs	(2,304)	(3,853)	(2,304)	(11,601)
Other	(448)	323	(672)	316
Changes in operating assets and liabilities, net of business acquisitions	(5,454)	(7,392)	26,884	(74,081)

EBITDA	158,018	166,990	649,293	649,231
Provision for share-based compensation	6,140	5,519	22,925	15,574
Secondary equity offering expense	(186)	—	855	—
M&A and acquisition-related costs	1,097	909	3,074	3,467

Adjusted EBITDA	$165,069	$173,418	$676,147	$668,272

Cash flows from operating activities	$127,547	$106,899	$410,768	$409,491
Cash flows used in investing activities	$(118,651)	$(38,438)	$(232,433)	$(524,376)
Cash flows used in financing activities	$(23,453)	$(135,882)	$(388,243)	$(25,027)

DISCONTINUED OPERATIONS	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Cash flows from operating activities	$15,419	$25,574	$7,222	$53,232
Income tax expense	(19,717)	(11,637)	(372)	(2,169)
Deferred income tax expense	4,516	5,571	2,223	2,514
Provision for share-based compensation	—	(30)	(1,576)	(154)
Other	—	(2)	29,596	(4)
Changes in operating assets and liabilities, net of business acquisitions	—	(7,238)	13,500	(8,409)

EBITDA	218	12,238	50,593	45,010
Provision for share-based compensation	—	30	1,576	154
M&A and acquisition-related costs	—	1,268	386	1,916
Gain on sale of business	(182)	—	(46,838)	—

Adjusted EBITDA	$36	$13,536	$5,717	$47,080

Cash flows from operating activities	$15,395	$25,574	$7,222	$53,232
Cash flows from (used in) investing activities	$—	$(5,336)	$275,815	$(20,530)
Cash flows used in financing activities	$—	$—	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, continued

CONSOLIDATED	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Cash flows from operating activities	$142,966	$132,473	$417,990	$462,723
Income tax expense	3,376	7,197	107,385	70,510
Deferred income tax benefit (expense)	(10,372)	4,519	(6,707)	29,146
Interest expense and other financing charges	41,236	63,825	158,356	261,404
Provision for share-based compensation	(6,140)	(5,549)	(24,501)	(15,728)
Amortization of deferred financing costs	(4,624)	(5,075)	(19,641)	(20,035)
Accelerated amortization of deferred financing costs	(2,304)	(3,853)	(2,304)	(11,601)
Other	(448)	321	28,924	312
Changes in operating assets and liabilities, net of business acquisitions	(5,454)	(14,630)	40,384	(82,490)

EBITDA	158,236	179,228	699,886	694,241
Provision for share-based compensation	6,140	5,549	24,501	15,728
Secondary equity offering expense	(186)	—	855	—
M&A and acquisition-related costs	1,097	2,177	3,460	5,383
Gain on sale of business	(182)	—	(46,838)	—

Adjusted EBITDA	$165,105	$186,954	$681,864	$715,352

CONSOLIDATED
Cash flows from operating activities	$142,966	$132,473	$417,990	$462,723
Cash flows from (used in) investing activities	$(118,651)	$(43,774)	$43,382	$(544,906)
Cash flows used in financing activities	$(23,453)	$(135,882)	$(388,243)	$(25,027)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Income from continuing operations	$42,340	$34,884	$190,916	$134,611
Interest expense and other financing charges	41,236	63,825	158,356	261,404
Depreciation and amortization	51,349	49,447	192,264	180,537
Income tax expense	23,093	18,834	107,757	72,679

EBITDA	158,018	166,990	649,293	649,231
Provision for share-based compensation	6,140	5,519	22,925	15,574
Secondary equity offering expense	(186)	—	855	—
M&A and acquisition-related costs	1,097	909	3,074	3,467

Adjusted EBITDA	$165,069	$173,418	$676,147	$668,272

DISCONTINUED OPERATIONS	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Income from discontinued operations	$19,935	$13,374	$50,924	$23,794
Depreciation and amortization	—	10,501	41	23,385
Income tax expense	(19,717)	(11,637)	(372)	(2,169)

EBITDA	218	12,238	50,593	45,010
Provision for share-based compensation	—	30	1,576	154
M&A and acquisition-related costs	—	1,268	386	1,916
Gain on sale of business	(182)	—	(46,838)	—

Adjusted EBITDA	$36	$13,536	$5,717	$47,080

CONSOLIDATED	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2015	2014	2015	2014
Net income	$62,275	$48,258	$241,840	$158,405
Interest expense and other financing charges	41,236	63,825	158,356	261,404
Depreciation and amortization	51,349	59,948	192,305	203,922
Income tax expense	3,376	7,197	107,385	70,510

EBITDA	158,236	179,228	699,886	694,241
Provision for share-based compensation	6,140	5,549	24,501	15,728
Secondary equity offering expense	(186)	—	855	—
M&A and acquisition-related costs	1,097	2,177	3,460	5,383
Gain on sale of business	(182)	—	(46,838)	—

Adjusted EBITDA	$165,105	$186,954	$681,864	$715,352

###

AT THE COMPANY:

Dave Pleiss

Investor Relations

West Corporation

(402) 963-1500

DMPleiss@west.com